DATE OF ISSUE | CERTIFICATE NUMBER | RUN/TFR. NO. | REGISTER | NUMBER OF SHARE(S)

Alibaba

ALIBABA GROUP HOLDING LIMITED
阿 里 巴 巴 集 團 控 股 有 限 公 司

(Incorporated in the Cayman Islands with limited liability)

SHARE CERTIFICATE
HONG KONG SHARE REGISTER

CODE:

NUMBER OF SHARE(S):

THIS IS TO CERTIFY THAT THE ABOVEMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID ORDINARY SHARE(S) OF PAR VALUE US$0.000003125 PER SHARE IN THE CAPITAL OF ALIBABA GROUP HOLDING LIMITED (THE "COMPANY") AS DETAILED ABOVE, SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE STATED ABOVE.

THE COMPANY HAS ONE CLASS OF SHARES, AND EACH HOLDER OF ITS SHARES IS ENTITLED TO ONE VOTE PER SHARE.
THE COMPANY IS DEEMED AS A COMPANY WITH A WEIGHTED VOTING RIGHTS STRUCTURE UNDER THE RULES GOVERNING THE LISTING OF SECURITIES ON THE STOCK EXCHANGE OF HONG KONG LIMITED.
NO TRANSFER OF ANY OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.
HONG KONG SHARE REGISTRAR: COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN'S ROAD EAST, WAN CHAI, HONG KONG

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